UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  June 1, 2004

                          Apollo Investment Corporation
                          -----------------------------
             (Exact name of registrant as specified in its charter)

       Maryland                     333-112591                   52-2439556
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(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)



1301 Avenue of the Americas, 38th Floor, New York, NY                   10019
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      (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code  212-515-3200
                                                    ------------

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 9. Regulation FD Disclosure.

         The following press release was issued by Apollo Investment Corporation on June 1, 2004:

For Immediate Release
June 1, 2004



          APOLLO INVESTMENT CORPORATION ANNOUNCES APPOINTMENT OF CHIEF
                               FINANCIAL OFFICER


New York, NY - June 1, 2004 - Apollo Investment Corporation (Nasdaq: AINV) announced today that Richard L. Peteka has joined the Company to serve as its Chief Financial Officer.

Prior to joining the Company, Mr. Peteka was the Chief Financial Officer and Treasurer of Mutual Funds at Citigroup Asset Management. He has previously served as Vice President, Department Head and mutual fund Treasurer at Oppenheimer Capital.

Mr. Peteka also replaces Arthur H. Penn as the Company's Treasurer. Mr. Penn, who was named as a Vice President prior to the Company's initial public offering, will continue to serve as the Company's Chief Operating Officer.

About Apollo Investment Corporation
Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio will be principally in middle-market private companies. From time to time, the Company may also invest in public companies that are not thinly traded. The Company expects to primarily invest in senior secured loans and mezzanine loans in furtherance of its business plan and may receive equity investments in investee companies in connection with such investments. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from the results projected in the forward-looking statements.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Apollo Investment Corporation
                                  (Registrant)


                                           /s/ Michael Gross
                                        ------------------------------
                                               (Signature)
Date: June 1, 2004
                                        By:  Michael Gross

                                        Title: Chief Executive Officer



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